                                                                   EXHIBIT 23h20





                              DEPOSITORY AGREEMENT


         Depository Agreement dated as of the effective date (the "Effective Date") set forth on Schedule 1 attached hereto ("Schedule 1") by and between the depositor identified on Schedule 1 (the "Depositor"), Fifth Third Bank and The Chase Manhattan Bank, as depository agent hereunder (the "Depository Agent").

WHEREAS, from time to time, pursuant to certain transactions, Depositor receives and holds certain funds; and

WHEREAS, Depositor is desirous of appointing the Depository Agent as its agent to hold these funds subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. The Depositor hereby appoints the Depository Agent as the depository agent for the purposes set forth herein, and the Depository Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. DEPOSIT FUND. Simultaneous with the execution and delivery of this Depository Agreement, the Depositor is depositing with the Depository Agent the sum indicated as the deposit on Schedule 1 (the "Deposit"). The Depository Agent shall hold the Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Deposit and the proceeds thereof (the "Deposit Fund") as directed in Section 3.

3. INVESTMENT OF DEPOSIT FUND. During the term of this Depository Agreement, the Deposit Fund shall be invested and reinvested by the Depository Agent in the investment indicated on Schedule 1 or such other investments as shall be directed in writing by the Depositor and as shall be acceptable to the Depository Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments may be executed through broker-dealers selected by the Depository Agent (which shall include affiliates of the Depository Agent). Periodic statements will be provided to Depositor reflecting transactions executed on behalf of the Deposit Fund. The Depositor, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Deposit Fund without any additional cost. The Depository Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Depository Agreement. The Depository Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the instructions of the Depositor hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the Depositor to give the Depository Agent instructions to invest or reinvest the Deposit Fund.

4. DISPOSITION AND TERMINATION. The Depository Agent shall deliver the Deposit Fund upon, and pursuant to, the joint written instructions of Depositor and Fifth Third Bank. Upon delivery of the Deposit Fund by the Depository Agent, this Depository Agreement shall terminate, subject to the provisions of Section 8.

5. DEPOSITORY AGENT. The Depository Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Depository Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Depository Agreement. The Depository Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. So long as it has exercised reasonable care, the Depository Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Depository Agent shall have no duty to solicit any payments which may be due it or the Deposit Fund. The Depository Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Depository Agent's gross negligence or willful misconduct was the primary cause of any loss to the Depositor. The Depository Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult



This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

with counsel or accountants. The Depository Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Depository Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Depository Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held under the terms of this Depository Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Depository Agreement to the contrary notwithstanding, so long as it has exercised reasonable care, in no event shall the Depository Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depository Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. SUCCESSION. The Depository Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the Depositor specifying a date when such resignation shall take effect. The Depository Agent shall have the right to withhold an amount equal to any amount due and owing to the Depository Agent, plus any costs and expenses the Depository Agent shall reasonably believe may be incurred by the Depository Agent in connection with the termination of the Depository Agreement. Any corporation or association into which the Depository Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Depository Agent's corporate trust line of business may be transferred, shall be the Depository Agent under this Depository Agreement without further act.

7. FEES. Fifth Third Bank agrees to (i) pay the Depository Agent upon execution of this Depository Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse the Depository Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Depository Agreement.

8. INDEMNITY. The Depositor and Fifth Third Bank shall severally, and not jointly, indemnify, defend and save harmless the Depository Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Depository Agent's execution and performance of this Depository Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Depositor and Fifth Third Bank, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Depository Agent or the termination of this Depository Agreement. The parties hereby grant the Depository Agent a lien on, right of set-off against and security interest in the Deposit Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

9. TINS. Each of the Depositor and Fifth Third Bank represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. All interest or other income earned under the Depository Agreement shall be allocated and/or paid as directed in a written direction of the Depositor and Fifth Third Bank and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Depository Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Deposit Fund shall be retained in the Deposit Fund and reinvested from time to time by the Depository Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Depository Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Depositor and Fifth Third Bank. In addition, Depository Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.



This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

10. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:
     (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;
     (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or
     (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice addresses set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
Notwithstanding the above, in the case of communications delivered to the Depository Agent pursuant to (ii) and (iii) of this Section 10, such communications shall be deemed to have been given on the date received by the Depository Agent. In the event that the Depository Agent, in its sole discretion, shall determine that an emergency exists, the Depository Agent may use such other means of communication as the Depository Agent deems reasonable and appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Depository Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

11. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Depository Agreement), whether in writing, by telecopier or otherwise, the Depository Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Depository Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Depository Agent. The Depository Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Depositor to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Depository Agent may apply any of the deposited funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Depository Agreement acknowledge that these security procedures are commercially reasonable.

12. MISCELLANEOUS. The provisions of this Depository Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Depository Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties. This Depository Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its conflict of laws provisions. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Depository Agreement. No party to this Depository Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Depository Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Depository Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

IN WITNESS WHEREOF, the parties hereto have executed this Depository Agreement as of the date set forth in Schedule 1.

                            THE CHASE MANHATTAN BANK
                            AS DEPOSITORY AGENT

                            By:__________________________________


                            DEPOSITOR

                            By:__________________________________


                            FIFTH THIRD BANK

                            By:__________________________________





















This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

                                   SCHEDULE 1


EFFECTIVE DATE:                     April 2, 2001

NAME OF DEPOSITOR:                  Kent Funds
Depositor Notice Address:           250 Monroe Avenue, NW
                                    Suite 400
                                    Grand Rapids, MI 49503
                                    Attn:  President
Depositor TIN:

Fifth Third Bank Notice Address:
Fifth Third Bank TIN:


DEPOSIT:  $

INVESTMENT:                         [specify]
         [ ]      The Chase Manhattan Bank Money Market Account;

         [ ]      A trust account with The Chase Manhattan Bank;

         [ ] A money market mutual fund, including without limitation the Chase Vista Money Market Funds or any other mutual fund for which the Depository Agent or any affiliate of the Depository Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Depository Agent or an affiliate of the Depository Agent receives fees from such funds for services rendered, (ii) the Depository Agent charges and collects fees for services rendered pursuant to this Depository Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Depository Agreement may at times duplicate those provided to such funds by the Depository Agent or its affiliates.

                           Fund
         -----------------------------------------------------------------------







This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

         [ ] Such other investments as Depositor and Depository Agent may from time to time mutually agree upon in a writing executed and delivered by the Depositor and accepted by the Depository Agent.




DEPOSITORY AGENT NOTICE ADDRESS:    The Chase Manhattan Bank
                                    Capital Markets Fiduciary Services
                                    (street address)
                                    (City, state [country], zip [postal code])
                                    Attention:
                                    Fax No.:


DEPOSITORY AGENT'S COMPENSATION:























This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.

                                   SCHEDULE 2



TELEPHONE NUMBER(S) FOR CALL-BACKS AND
PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Depositor:

         Name                                                 Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________



If to Fifth Third Bank:

         Name                                                 Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________


















This document contains information that is confidential and the property of The Chase Manhattan Bank. It may not be copied, published or used, in whole or in part, for any purpose other than as expressly authorized by The Chase Manhattan Bank. (C) The Chase Manhattan Bank 2000. All Rights Reserved.